EXHIBIT 99.1
News Release

Pioneer Southwest Energy Partners L.P. Reports
Third Quarter 2012 Financial and Operating Results

Dallas, Texas, October 31, 2012 -- Pioneer Southwest Energy Partners L.P. (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial and operating results for the quarter ended September 30, 2012.

Pioneer Southwest reported third quarter net income of $6 million, or $0.15 per common unit. Net income for the third quarter included unrealized mark-to-market derivative losses of $11 million, or $0.32 per common unit. Without the effect of this item, adjusted income for the third quarter was $17 million, or $0.47 per common unit. Cash flow from operations for the third quarter was $25 million.

During October, the Partnership purchased a 94% working interest in approximately 3,000 gross acres in Midland County for $6.3 million. The acquisition includes all deep drilling rights on the acreage, with approximately 75 40-acre locations and 75 20-acre locations, which are expected to be completed in the Spraberry, Dean, Wolfcamp and Strawn intervals and potentially the Atoka interval. The acreage also has horizontal Wolfcamp Shale potential. There is no existing production on this acreage. The Partnership expects to move two of its three drilling rigs to this acreage during the fourth quarter.

Oil and gas sales for the third quarter averaged 7,664 barrels oil equivalent per day (BOEPD). Production benefited by 215 barrels per day (BPD) from the drawdown of natural gas liquids (NGL) inventory at Mont Belvieu, Texas, associated with unplanned third-party fractionator downtime during the second quarter. This benefit was offset by a production loss of approximately 450 BOEPD during the third quarter due to continuing third-party fractionator capacity constraints at Mont Belvieu. The NGL fractionation constraints were resolved in early October.

The Partnership's three-rig drilling program continued during the third quarter, with six new wells being placed on production and the recompletion of four wells that were previously only producing from one interval. At the end of the quarter, the Partnership had six wells awaiting completion. The Partnership has a large inventory of remaining oil drilling locations in the Spraberry field, with approximately 155 40-acre locations and 1,275 20-acre locations. The 2012 capital program is expected to result in approximately 50 wells being drilled or recompleted during the year. Essentially all of the wells drilled will be deepened to the Strawn formation, and 35% of the planned wells will also be deepened to the Atoka formation. Production data from current Strawn completions supports the addition of an incremental 30 thousand barrels oil equivalent (MBOE) of estimated ultimate recovery (EUR) for wells completed in this interval. Completions in the Atoka interval are estimated to add an incremental 50 MBOE to 70 MBOE of EUR. Approximately 85% and 70% of the Partnership's acreage position has Strawn and Atoka potential, respectively.

The Partnership currently has four downspaced 20-acre wells on production. Results to date indicate that production from these wells is performing near the type curve for a 40-acre Wolfcamp well (EUR of 140 MBOE).

Capital spending for 2012 is forecasted to range from $110 million to $120 million. The 2012 capital program is expected to generate full-year production growth of approximately 8% compared to 2011.

Third quarter oil sales averaged 4,934 BPD, NGL sales averaged 1,665 BPD and gas sales averaged 6 million cubic feet per day. The third quarter average price for oil was $88.12 per barrel. The average price for NGLs was $31.60 per barrel, and the average price for gas was $2.62 per thousand cubic feet.

Production costs (including production and ad valorem taxes) for the third quarter averaged $26.15 per barrel oil equivalent (BOE). These costs were higher than the second quarter of 2012 by $2.81 per BOE, primarily due to increases in salt water disposal costs (principally water hauling costs), higher electricity costs associated with the increase in gas prices, higher repair and maintenance costs and higher per BOE costs resulting from the approximately 450 BOEPD of lost sales volumes, as discussed above. Depreciation, depletion and amortization expense averaged $8.18 per BOE.

The Partnership has additional borrowing capacity under its credit facility of $212 million as of September 30, 2012, which is expected to be adequate to fund future growth from drilling activities and acquisitions.

Pioneer Southwest previously announced a cash distribution of $0.52 per outstanding common unit for the quarter ended September 30, 2012. The distribution is payable November 9, 2012 to unitholders of record at the close of business on November 2, 2012. On an annual basis, the cash distribution equates to $2.08 per common unit.

Distribution sustainability is supported by the Partnership's low-decline rate Spraberry properties, its large drilling inventory of 40-acre and 20-acre locations and its strong derivative position through 2014. Of the Partnership's forecasted production, derivative contracts cover approximately 80% in the fourth quarter of 2012, 65% in 2013, 70% in 2014 and 10% in 2015.

Fourth Quarter 2012 Financial Outlook

The following paragraphs provide the Partnership's fourth quarter of 2012 outlook for certain operating and financial items.

Production is forecasted to average 7,400 BOEPD to 7,900 BOEPD. This assumes the remaining NGL inventory at Mont Belvieu of 8,400 barrels (approximately 90 BPD) will be drawn down during the fourth quarter, but will be offset by line fill requirements in the fourth quarter for the new Lone Star NGL pipeline in which Pioneer Southwest will be a shipper. The fourth quarter production estimate also assumes a negative impact ranging from 100 BOEPD to 200 BOEPD due to reduced ethane recoveries associated with gas processing facilities in the Spraberry field nearing capacity during the fourth quarter due to greater-than-anticipated industry production growth. New gas processing capacity of 100 million cubic feet per day is expected to be added in late March/early April 2013.

Production costs (including production and ad valorem taxes) are expected to average $22.50 to $26.50 per BOE based on continuing higher salt water disposal and electricity costs, higher per BOE costs resulting from the gas processing capacity limitations negatively impacting sales volumes and current NYMEX strip prices for oil, NGLs and gas. Depreciation, depletion and amortization expense is expected to average $7.75 to $8.75 per BOE. General and administrative expense is expected to be $1.5 million to $2.5 million. Interest expense is expected to be $500 thousand to $800 thousand. Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest's effective income tax rate is expected to be approximately 1% of earnings before income taxes as a result of Pioneer Southwest being subject to the Texas Margin tax.

Earnings Conference Call

On Thursday, November 1, 2012, at 11:00 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results for the third quarter with an accompanying presentation. Instructions for listening to the call and viewing the accompanying presentation are shown below.

Internet: www.pioneersouthwest.com
Select “Investors,” then “Earnings Calls & Webcasts” to listen to the discussion and view the presentation.

Telephone: Dial (888) 455-2260 confirmation code: 2684624 five minutes before the call to listen to the discussion. View the presentation via Pioneer Southwest's internet address above.

A replay of the webcast will be archived on Pioneer Southwest's website. A telephone replay will be available through November 20, 2012 by dialing (888) 203-1112 confirmation code: 2684624.

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas. For more information, visit www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest's actual results in future periods to differ materially from the forward-looking statements.  These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest's commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest's business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to complete Pioneer Southwest's operating activities, access to and availability of transportation, processing and refining facilities, Pioneer Southwest's ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest's credit facility and derivative contracts and the purchasers of Pioneer Southwest's oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Cautionary Note to U.S. Investors --The U.S. Securities and Exchange Commission (“SEC”) prohibits oil and gas companies, in their filings with the SEC, from disclosing estimates of oil or gas resources other than “reserves,” as that term is defined by the SEC. In this news release, Pioneer Southwest includes estimates of quantities of oil and gas using certain terms, such as “estimated ultimate recovery,” “EUR” or other descriptions of volumes of reserves, which terms include quantities of oil and gas that may not meet the SEC's definitions of proved, probable and possible reserves, and which the SEC's guidelines strictly prohibit Pioneer Southwest from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being recovered by Pioneer Southwest. U.S. investors are urged to consider closely the disclosures in the Partnership's periodic filings with the SEC. Such filings are available from the Partnership at 5205 N. O'Connor Blvd., Suite 200, Irving, Texas 75039, Attention: Investor Relations, and the Partnership's website at www.pioneersouthwest.com. These filings also can be obtained from the SEC by calling 1-800-SEC-0330.

Pioneer Southwest Energy Partners L.P. Contacts:
Investors
Frank Hopkins - 972-969-4065
Eric Pregler - 972-969-5756

Media and Public Affairs
Susan Spratlen - 972-969-4018
Suzanne Hicks - 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2012	2011

	ASSETS
Current assets:
Cash	$3,494	$1,176
Accounts receivable - trade	16,532	18,063
Inventories	1,273	920
Prepaid expenses	331	240
Deferred income taxes	122	207
Derivatives	4,354	5,619
Total current assets	26,106	26,225

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting:
Proved properties	514,727	437,085
Unproved properties	98	—
Accumulated depletion, depreciation and amortization	(157,086)	(141,498)
Total property, plant and equipment	357,739	295,587

Deferred income taxes	136	1,008
Derivatives	5,621	3,665
Other, net	1,162	242
	$390,764	$326,727

	LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable:
Trade	$17,655	$10,756
Due to affiliates	1,012	830
Interest payable	143	16
Income taxes payable to affiliate	120	550
Derivatives	14,353	28,101
Asset retirement obligations	900	500
Other current liabilities	143	—
Total current liabilities	34,326	40,753

Long-term debt	88,000	32,000
Derivatives	2,692	16,953
Asset retirement obligations	8,628	9,815
Other noncurrent liabilities	333	—
Partners' equity	256,785	227,206
Commitments and contingencies
	$390,764	$326,727

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Oil and gas	$46,385	$55,200	$139,655	$159,486
Other income	—	—	—	2
Derivative gains (losses), net	(13,592)	55,761	18,176	28,852
	32,793	110,961	157,831	188,340

Costs and expenses:
Oil and gas production	14,468	10,002	36,487	28,378
Production and ad valorem taxes	3,974	3,629	11,801	10,460
Depletion, depreciation and amortization	5,771	4,372	15,589	11,272
General and administrative	1,888	1,873	5,548	5,287
Accretion of discount on asset retirement obligations	189	229	567	684
Interest	638	413	1,456	1,206
Other	221	—	969	—
	27,149	20,518	72,417	57,287

Income before income taxes	5,644	90,443	85,414	131,053
Income tax provision	(111)	(946)	(1,062)	(1,353)
Net income	$5,533	$89,497	$84,352	$129,700

Allocation of net income:
General partner's interest	$6	$90	$84	$130
Limited partners' interest	5,474	89,231	84,058	129,335
Unvested participating securities' interest	53	176	210	235
Net income	$5,533	$89,497	$84,352	$129,700

Net income per common unit - basic and diluted	$0.15	$2.69	$2.35	$3.91

Weighted average common units outstanding - basic and diluted	35,714	33,114	35,714	33,114

Distributions declared per common unit	$0.52	$0.51	$1.55	$1.52

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$5,533	$89,497	$84,352	$129,700
Adjustments to reconcile net income to net cash provided
by operating activities:
Depletion, depreciation and amortization	5,771	4,372	15,589	11,272
Deferred income taxes	90	885	957	943
Accretion of discount on asset retirement obligations	189	229	567	684
Amortization of debt related costs	64	45	174	136
Amortization of unit-based compensation	228	141	639	372
Commodity derivative related activity	11,597	(62,330)	(28,700)	(52,702)
Other noncash expense	221	—	969	—
Change in operating assets and liabilities:
Accounts receivable	(3,014)	(1,153)	1,531	(3,116)
Inventories	368	131	(353)	(11)
Prepaid expenses	(220)	(242)	(91)	(93)
Accounts payable	4,798	657	6,241	3,037
Interest payable	143	3	127	116
Income taxes payable to affiliate	(514)	(420)	(430)	(69)
Asset retirement obligations	(576)	(182)	(1,477)	(468)
Other current liabilities	(82)	—	(296)	—
Net cash provided by operating activities	24,596	31,633	79,799	89,801
Cash flows from investing activities:
Additions to oil and gas properties	(25,160)	(20,774)	(76,778)	(50,170)
Net cash used in investing activities	(25,160)	(20,774)	(76,778)	(50,170)
Cash flows from financing activities:
Borrowings under credit facility	21,000	17,500	107,000	50,404
Principal payments on credit facility	(2,000)	(7,500)	(51,000)	(34,604)
Payment of financing fees	—	—	(1,291)	—
Distributions to unitholders	(18,590)	(16,905)	(55,412)	(50,383)
Net cash provided by (used in) financing activities	410	(6,905)	(703)	(34,583)
Net increase (decrease) in cash	(154)	3,954	2,318	5,048
Cash, beginning of period	3,648	1,201	1,176	107
Cash, end of period	$3,494	$5,155	$3,494	$5,155

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Average Daily Sales Volumes:
Oil (Bbls) -	4,934	4,598	4,900	4,263

Natural gas liquids (Bbls) -	1,665	1,707	1,449	1,578

Gas (Mcf) -	6,388	6,744	6,665	6,503

Total (BOE) -	7,664	7,429	7,459	6,925

Average Reported Prices:
Oil (per Bbl) -	$88.12	$108.46	$91.13	$115.95

Natural gas liquids (per Bbl) -	$31.60	$45.27	$33.29	$42.94

Gas (per Mcf) -	$2.62	$3.57	$2.24	$3.41

Total (per BOE) -	$65.79	$80.77	$68.33	$84.36

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL EARNINGS PER UNIT INFORMATION
(in thousands, except for per unit amounts)

The Partnership follows the two-class method of calculating basic and diluted net income per unit. Under the two-class method, generally accepted accounting principles ("GAAP") provide that the net income applicable to the Partnership be allocated to all securities that participate in the Partnership's earnings. Accordingly, net income applicable to the Partnership is allocated to the General Partner, unvested participating securities and common unitholders. Net losses applicable to the Partnership are allocated to the General Partner and common unitholders but only to unvested participating securities to the extent that they receive distributions during loss periods because unvested participating securities are not contractually obligated to share in the Partnership's net losses. Unit- and unit-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods. The Partnership's basic and diluted net income per unit attributable to common unitholders is computed as (i) net income applicable to the Partnership, (ii) less General Partner net income, (iii) less unvested participating securities' basic and diluted net income (iv) divided by weighted average basic and diluted units outstanding.

The following table provides a reconciliation of the Partnership's net income applicable to the Partnership to basic and diluted net income attributable to common unitholders, and the calculation of net income per common unit - basic and diluted, for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net income applicable to the Partnership	$5,533	$89,497	$84,352	$129,700
Less:
General partner's interest	(6)	(90)	(84)	(130)
Unvested participating securities' interest	(53)	(176)	(210)	(235)
Basic and diluted net income applicable to common unitholders	$5,474	$89,231	$84,058	$129,335

Weighted average basic and diluted units outstanding	35,714	33,114	35,714	33,114

Net income per common unit - basic and diluted	$0.15	$2.69	$2.35	$3.91

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the GAAP measures of net cash provided by operating activities and net income. Management of Pioneer Southwest Energy Partners L.P. believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items. In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that the Partnership will pay on outstanding borrowings and to determine compliance with the leverage coverage test. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

	Three Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2012

Net cash provided by operating activities	$24,596	$79,799
Add/(Deduct):
Depletion, depreciation and amortization	(5,771)	(15,589)
Deferred income taxes	(90)	(957)
Accretion of discount on asset retirement obligations	(189)	(567)
Amortization of debt issuance costs	(64)	(174)
Amortization of unit-based compensation	(228)	(639)
Commodity derivative related activity	(11,597)	28,700
Other noncash expense	(221)	(969)
Changes in operating assets and liabilities	(903)	(5,252)

Net income	5,533	84,352
Add/(Deduct):
Depletion, depreciation and amortization	5,771	15,589
Accretion of discount on asset retirement obligations	189	567
Interest expense	638	1,456
Income tax provision	111	1,062
Amortization of unit-based compensation	228	639
Commodity derivative related activity	11,597	(28,700)
Other noncash expense	221	969

EBITDAX (a)	24,288	75,934
Add/(Deduct):
Cash reserves to maintain production and cash flow	(6,149)	(19,950)
Cash interest expense	(574)	(1,282)
Cash income taxes	(21)	(105)

Distributable cash flow (b)	$17,544	$54,597

__________

(a)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes; amortization of unit-based compensation; noncash commodity derivative related activity and other noncash expenses.

(b)	Distributable cash flow equals EBITDAX adjusted for the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and cash income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION
Open Commodity Derivative Positions as of October 30, 2012

		Twelve Months Ending
	2012	December 31,
	Fourth
	Quarter	2013	2014	2015

Oil Derivatives:
Collar contracts with short puts:
Volume (Bbls per day)	1,500	1,750	5,000	—
Price per Bbl:
Ceiling	$109.00	$116.00	$124.00	$—
Floor	$85.00	$88.14	$90.00	$—
Short put	$70.00	$73.14	$72.00	$—
Swap contracts:
Volume (Bbls per day)	3,000	3,000	—	—
Price per Bbl	$79.32	$81.02	$—	$—
NGL Derivatives:
Swap contracts:
Volume (Bbls per day)	750	—	—	—
Price per Bbl (a)	$35.03	$—	$—	$—
Gas Derivatives:
Collar contracts with short puts:
Volume (MMBtus per day)	—	—	—	5,000
Price per MMBtu:
Ceiling	$—	$—	$—	$5.00
Floor	$—	$—	$—	$4.00
Short put	$—	$—	$—	$3.00
Swap contracts:
Volume (MMBtus per day)	5,000	2,500	5,000	—
Price per MMBtu (b)	$6.43	$6.89	$4.00	$—
Basis swap contracts:
Permian Basin index swaps (MMBtus per day) (c)	2,500	2,500	—	—
Price differential ($/MMBtu)	$(0.30)	$(0.31)	$—	$—

__________

(a)	Represents weighted average index price per Bbl of each NGL component.

(b)	Represents the NYMEX Henry Hub index price on the derivative trade date.

(c)	Represents swaps that fix the basis differentials between the Permian Basin index price and the NYMEX Henry Hub index price used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

Derivative Gains (Losses), Net
(in thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2012

Noncash changes in fair value:
Oil derivative gains (losses)	$(9,000)	$28,726
NGL derivative gains (losses)	(267)	4,747
Gas derivative losses	(2,330)	(4,773)
Total noncash derivative gains (losses), net	(11,597)	28,700

Cash settled changes in fair value:
Oil derivative losses	(3,424)	(13,831)
NGL derivative losses	(197)	(1,815)
Gas derivative gains	1,626	5,122
Total cash derivative losses, net	(1,995)	(10,524)
Total derivative gains (losses), net	$(13,592)	$18,176

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, except per unit data)

Adjusted income excluding unrealized mark-to-market derivative losses, as presented in this press release, is presented and reconciled to the Partnership’s net income determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors’ ability to assess the Partnership’s historical and future financial performance. This non-GAAP financial measure is not intended to be a substitute for the comparable GAAP measure and should be read only in conjunction with the Partnership’s consolidated financial statements prepared in accordance with GAAP. Unrealized mark-to-market derivative gains and losses will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership’s net income for the three months ended September 30, 2012, as determined in accordance with GAAP, to adjusted income excluding unrealized mark-to-market derivative losses for that quarter.

	After-tax	Per Common
	Amounts	Unit

Net income	$6	$0.15

Unrealized mark-to-market derivative losses	11	0.32

Adjusted income excluding unrealized mark-to-market derivative losses	$17	$0.47